UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2016

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 3, 2016, Marrone Bio Innovations, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the preceding 30 consecutive business days, the Company’s Market Value of Publicly Held Shares (“MVPHS”) had closed below the minimum $15,000,000 requirement for continued listing on the Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(b)(2)(C).

Additionally, on May 4, 2016, the Company received a letter from Nasdaq notifying the Company that for the preceding 30 consecutive business days, the Company’s bid price had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(a)(1).

In accordance with Nasdaq Listing Rules 5810(c)(3)(D) and 5810(c)(3)(A), the Company has a grace period until October 31, 2016 to regain compliance with each of Nasdaq Listing Rules 5450(b)(2)(C) and 5450(a)(1). Compliance can be achieved automatically and without further action if the Company’s MVPHS closes at $15,000,000 or more and the Company’s bid price closes at $1.00 per share or more, respectively, for at least 10 consecutive business days at any time during the grace period.

As previously reported on a Current Report on Form 8-K filed by the Company on January 13, 2016, the Company received a letter from Nasdaq notifying the Company that for the preceding 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) had closed below the minimum $50,000,000 requirement for continued listing on The Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(b)(2)(A). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a grace period until July 6, 2016 to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A).

If the Company has not regained compliance with the MVLS requirement by the expiration of the applicable grace period on July 6, 2016, the Company may transfer the listing of its common stock to the Nasdaq Capital Market, provided that the Company (i) meets the applicable requirements for continued listing on the Nasdaq Capital Market, with the exception of the closing bid price requirement, based on the Company’s public filings and market information at that time and (ii) notifies Nasdaq of its intent to cure its closing bid price deficiency, if applicable. Following a transfer to the Nasdaq Capital Market, the Company would be afforded the remainder of an additional 180-day grace period in order to regain compliance with the minimum closing bid price requirement of $1.00 per share under the Nasdaq Capital Market, unless it does not appear to Nasdaq that it would be possible for the Company to cure the deficiency.

Alternatively, if the Company does not regain compliance with the requirements by the end of the respective grace periods, or has not transferred to the Nasdaq Capital Market, the Company may request a hearing to remain on the Nasdaq Global Market. During any hearing process, if granted, shares of the Company’s common stock would continue to trade on the Nasdaq Global Market. However, there can be no assurance that Nasdaq will grant a hearing, and if the Company has not regained compliance by the end of the respective grace periods, has not transferred to the Nasdaq Capital Market and is not granted a hearing, Nasdaq will notify the Company that its common stock will be subject to delisting.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s continued trading of its common stock on Nasdaq. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the Company’s operational results, trading volatility, other factors affecting the Company’s stock price and market value and any adverse decisions by regulatory agencies. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: May 6, 2016	By:	/s/ Linda V. Moore
Linda V. Moore
Senior Vice President, General Counsel and Secretary